UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2003

HANOVER COMPRESSOR COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13071	76-0625124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12001 North Houston Rosslyn Houston, Texas	77086
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 447-8787

ITEM 5. OTHER EVENTS

Prospectus Supplement

On December 3, 2003, we filed a prospectus supplement with the Securities and Exchange Commission in connection with the offer and sale for the account of Schlumberger Technology Corporation of $262,621,810 aggregate principal amount at maturity of our Zero Coupon Subordinated Notes due March 31, 2007 (the “Notes”). The prospectus supplement for the offering of the Notes was filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, as part of our shelf registration statement on Form S-3 (Registration No. 333-106384). The prospectus supplement, a copy of which is filed as Exhibit 99.1 and is incorporated herein by reference, contains information about us and our business.

Proposed Bank Credit Facility

We currently have bank commitments totaling $345 million for a new bank credit facility (the “Proposed Bank Credit Facility”) that, if closed, will amend and replace our current bank credit facility. The terms of our Proposed Bank Credit Facility are still being negotiated, and we cannot provide assurances as to the terms and conditions that will finally be agreed to in our Proposed Bank Credit Facility. A copy of the current draft of our Proposed Bank Credit Facility is filed as Exhibit 99.2.

Preliminary Approval of Proposed Settlement

As we previously disclosed, on October 23, 2003, we entered into a Stipulation of Settlement which, subject to court approval and certain other contingencies, will fully and finally resolve all of the securities class actions, ERISA class actions and shareholder derivative actions previously filed against Hanover and certain other individuals. Also as previously disclosed, on October 24, 2003, the parties to the Stipulation of Settlement moved the court for preliminary approval of the proposed settlement and sought permission to provide notice to the potentially affected persons and to set a date for a final hearing to approve the proposed settlement. On December 5, 2003, the court held a hearing and granted the parties’ motion for preliminary approval of the proposed settlement and, among other things, ordered that notice be provided to appropriate persons and set the date for the final hearing for February 6, 2004, although the date of the hearing is subject to change.

The settlement remains subject to court approval and could be the subject of an objection by potentially affected persons. There can be no assurance that the settlement will be finally approved or finalized on the terms agreed upon in the Stipulation of Settlement. PricewaterhouseCoopers LLP is not a party to the Stipulation of Settlement and will remain a defendant in the federal securities class action.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits.

99.1	Prospectus Supplement, dated December 2, 2003, to Prospectus dated November 19, 2003 of Hanover Compressor Company.

99.2	Form of Senior Credit Agreement among Hanover, Hanover Compression Limited Partnership, Bank One NA as Syndication Agent, JPMorgan Chase Bank, as Administration Agent and the lenders parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER COMPRESSOR COMPANY

Date: December 8, 2003	By:	/s/ John E. Jackson

	Name: Title:	John E. Jackson Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Prospectus Supplement, dated December 3, 2003, to Prospectus dated November 19, 2003 of Hanover Compressor Company.

99.2	Form of Senior Credit Agreement among Hanover, Hanover Compression Limited Partnership, Bank One NA as Syndication Agent, JPMorgan Chase Bank, as Administration Agent and the lenders parties thereto.